Exhibit 99.1

Spok Announces Executive Promotions, Further Strengthening Management Team

Michael Wallace promoted to President of Spok, Inc., and Calvin Rice promoted to Chief Financial Officer

ALEXANDRIA, Va., (August 1, 2022) –Spok Holdings, Inc. (NASDAQ: SPOK) (“Spok”), a leader in critical communications, today announced the promotions of Michael W. Wallace to president of Spok, Inc., Spok’s wholly owned operating subsidiary, and Calvin C. Rice to chief financial officer (CFO) of Spok, effective immediately.

Michael W. Wallace, president and chief operating officer

Wallace will retain his role as chief operating officer (COO) of Spok, which he has held since January 2020. He will continue to be responsible for operations, professional services, marketing, and maintenance/customer support. Wallace will continue to report directly to Vincent Kelly, chief executive officer of Spok. Wallace is a seasoned executive with over 25 years of financial and operational experience in the healthcare IT/services and contact center software businesses. Wallace has served as chief financial officer of Spok since March 2017 and was responsible for Spok’s financial operations. Wallace is a graduate of the University of Notre Dame and is a certified public accountant.

“Mike has been an instrumental part of our organization since joining in 2017, and it has become clear, given his extensive knowledge of the entirety of our operations, that he is the right person for the role of president of Spok, Inc.,” said Kelly. “Given Mike’s understanding of our business as both our CFO and COO, he is uniquely positioned to be a major contributor in shaping and directing our business strategy as we look to maximize revenue and cash generation from our established lines of business.”

Calvin C. Rice, chief financial officer

In his new role, Rice will report directly to Vincent Kelly and will take over the financial operations responsibilities previously held by Wallace. During his eight-year career at Spok, Rice has had the responsibility for technical accounting policy, SEC reporting, revenue accounting, and most recently as chief accounting officer and controller. Prior to Spok, Rice worked at the accounting firm of SC&H Group. Rice is a graduate of Towson University and is a certified public accountant.

“Calvin is an extremely talented financial executive with deep knowledge of our operations and has made numerous contributions since joining Spok,” said Kelly. “Calvin will play an integral role in the coming years as we continue to execute on our recently announced business strategy and aim to improve the Company’s profitability.”

Mr. Kelly will continue in his role as president and CEO of Spok as well as CEO of Spok, Inc.

About Spok

Spok, Inc., a wholly owned subsidiary of Spok Holdings, Inc. (NASDAQ: SPOK), headquartered in Alexandria, Virginia, is proud to be a global leader in healthcare communications. We deliver clinical information to care teams when and where it matters most to improve patient outcomes. Top hospitals rely on the Spok Care Connect® platform to enhance workflows for clinicians and support administrative compliance. Our customers send over 100 million messages each month through their Spok® solutions. When seconds count and patients’ lives are at stake, Spok enables smarter, faster clinical communication.

Spok is a trademark of Spok Holdings, Inc. Spok Mobile and Spok Care Connect are trademarks of Spok, Inc.

Safe Harbor Statement under the Private Securities Litigation Reform Act

Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Spok’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Spok’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, risks related to Spok's new strategic business plan, including its ability to maximize revenue and cash generation from its established businesses and return capital to shareholders, risks related to the COVID-19 pandemic and its effect on our business and the economy, other economic conditions such as recessionary economic cycles, higher interest rates, inflation and higher levels of unemployment, declining demand for paging products and services, continued demand for our software products and services, our dependence on the U.S. healthcare industry, our ability to develop additional software solutions for our customers and manage our development as a global organization, the ability to manage operating expenses, particularly third-party consulting services and research and development costs, future capital needs, competitive pricing pressures, competition from traditional paging services, other wireless communications services and other software providers, many of which are substantially larger and have much greater financial and human capital resources, changes in customer purchasing priorities or capital expenditures, government regulation of our products and services and the healthcare and health insurance industries, reliance upon third-party providers for certain equipment and services, unauthorized breaches or failures in cybersecurity measures adopted by us and/or included in our products and services, the effects of changes in accounting policies or practices, our ability to realize the benefits associated with our deferred tax assets, and future impairments of our long-lived assets, amortizable intangible assets and goodwill, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.

Investor Contact

Lisa Fortuna or Mike Cummings

+1 (312) 445-2866

spok@alpha-ir.com

2